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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2001, except as to the pooling of interests with Geneva Technology, Ltd. which is as of June 18, 2001, relating to the financial statements and financial statement schedule, which appears in Convergys Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 20, 2002